Exhibit 23.1

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

July 20, 2017

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Investment Management

100 F Street, N.E.

Washington, D.C. 20549

RE:	Opinion of Counsel Registration Statement on Form S-1 under the Securities Act of 1933 Great-West [Marketing Name®] Individual Single Premium Deferred Index-Linked Annuity Contract, File No. 333-[ ]

Ladies and Gentlemen:

I hereby consent to the reference to my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Ryan L. Logsdon

Ryan L. Logsdon

Vice President, Associate General Counsel and Secretary